Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-176132) pertaining to the Tesoro Corporation Retail Savings Plan of our report dated June 15, 2012, with respect to the financial statements of the Tesoro Corporation Retail Savings Plan as of December 31, 2011 included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

San Antonio, Texas
June 14, 2013